UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

Simplicity Bancorp, Inc.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-34979	26-1500698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA 91722
Address of principal executive offices

(626) 339-9663
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreement with Dustin Luton. On October 30, 2013, Simplicity Bank (the “Bank”), the wholly-owned subsidiary of Simplicity Bancorp, Inc. (the “Company”), entered into an amended and restated employment agreement with Dustin Luton (the “Employment Agreement”), whereby Mr. Luton will continue to serve as the President and Chief Executive Officer of the Company and the Bank.  The Employment Agreement has an initial 24 month term.  At least 60 days prior to the anniversary date each year, the disinterested members of the Board will review Mr. Luton’s performance and approve the renewal or non-renewal of the Employment Agreement, and record such decision in the Board’s minutes.  Mr. Luton’s annual base salary will be $380,000.  In addition, Mr. Luton will participate in retirement plans and other employee and fringe benefits applicable to executive personnel, including bonus and incentive plans.

In the event of Mr. Luton’s involuntary termination of employment without cause (as defined in the agreement), or voluntarily resignation for “good reason” (as defined in the agreement), he would be entitled to a severance payment equal to one times his annualized base salary, payable in a lump sum within 30 days after his date of termination.  In lieu of the foregoing, if such termination event occurs following a change in control of the Bank or the Company (“Change in Control Termination”), Mr. Luton would be entitled to a severance payment equal to two times the sum of his: (i) annualized base salary; and (ii) highest rate of annual cash bonus earned under the Bank’s Annual Incentive Plan during the two years preceding the year in which his date of termination occurs, payable in a lump sum within 30 days of his date of termination.

In addition, Mr. Luton will receive from the Bank, at no cost to him, continued life, medical and disability coverage substantially identical to the coverage maintained by the Bank for him prior to his termination.  Such continued coverage will cease upon the earlier of: (i) the last day of the 12-month period (or 24-month period in the event of a Change in Control Termination) following his date of termination; or (ii) the date he becomes eligible for comparable benefits through a new employer or Medicare coverage, provided further that if Mr. Luton is covered by family coverage or coverage for himself and a spouse, then his family or spouse will continued to be covered for at least 12 months (or 24 months in the event of a Change in Control Termination), or in the case of the spouse, until the spouse becomes eligible for comparable benefits through a new employer, or Medicare coverage or obtains coverage elsewhere, whichever period is less.

Notwithstanding the foregoing, the payments described above will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.  Furthermore, such payments will not be made unless Mr. Luton releases all claims against the Bank and the Company related to his employment.

Executive Severance Plan.  On October 31, 2013, the Bank adopted the Executive Severance Plan (the “Plan”) to ensure the successful continuation of the Bank’s business and the fair and equitable treatment of the Bank’s key executives in connection with certain types of termination of employment, which may or may not be related to a change in control of the Company or Bank.  The Chief Executive Officer will select the employees who are eligible to participate in the Plan, provided, however, that if a participant becomes a party to an employment or change in control agreement that provides for severance compensation in connection with a change in control of the Company or Bank, the employee’s participation in the Plan will immediately cease.  All currently employed Named Executive Officers (with the exception of Mr. Luton), consisting of Jean M. Carandang, Chief Financial Officer, Jeanne R. Thompson, Chief Administrative Officer, David G. Hanighen, Chief Information Officer and Robert R. Reed, Chief Retail Banking Officer, are participants in the Plan.  For Ms. Carandang and Ms. Thompson, the Bank terminated their employment agreements, effective October 30, 2013, as a result of their participation in the Plan.

The Plan provides for certain payments in the event the participant’s employment is involuntarily terminated without cause (as defined in the Plan), or if the participant voluntarily resigns for “good reason” (as defined in the Plan) and either case, without a change in control (as defined in the Plan) or after a change in control (or within 12 months after a change in control in the event of “good reason”) (“Change in Control Termination”).  Specifically, in the event of such termination events without a change in control, each participant is entitled to receive a severance payment equal to one times his or her base salary, payable in a lump sum with 60 days after the date of termination.  In lieu of the foregoing, in the event of a participant’s Change in Control Termination, he or she is entitled to receive a severance payment equal two times the sum of his or her: (i) base salary (determined as of the date of termination); and (ii) the highest annual cash bonus earned under the Annual Incentive Plan in the two years immediately prior to the date of termination, payable in a lump sum within 60 days after the date of termination.

In addition, the Bank will provide, at no cost to the participant, continued group health care coverage for the participant and his or her dependents pursuant to the coverage in place as of the participant’s date of termination for 12 months (or 18 months in the event of a Change in Control Termination).

Notwithstanding the foregoing, the participant’s payments described above will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.  Furthermore, such payments will not be made unless the participant releases all claims against the Bank and the Company related to his or her employment.

The foregoing descriptions are qualified in their entirety by reference to the Employment Agreement and the Plan attached hereto as Exhibit 10.1 and Exhibit 10.2 of this Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits:
	Exhibit Number	Description
	Exhibit 10.1	Employment Agreement between Simplicity Bank and Dustin Luton
	Exhibit 10.2	Simplicity Bank Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY BANCORP, INC.
DATE: November 1, 2013	By:	/s/ Dustin Luton
Dustin Luton
President and Chief Executive Officer
(Duly Authorized Representative)